UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 15, 2011
Penson Worldwide, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32878 (Commission File Number)	75-2896356 (I.R.S. Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: 214-765-1100
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 5, 2011 Penson Worldwide, Inc., (the “Company”) issued a press release which indicated, among other things, that the Company expected its subsidiary, Penson Financial Services, Inc., would complete its conversion to the Broadridge technology platform by the end of the third quarter of this year. The Company currently anticipates that such conversion will be delayed for six to eight weeks, in order to accommodate customer requirements, and the Company has taken steps to secure various contractual undertakings to mitigate the financial impact of such delay.
     Pursuant to General Instruction B.2 of Form 8-K, all of the information contained in this Form 8-K shall be deemed to be “furnished” and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: July 15, 2011	By:	/s/ Philip A. Pendergraft
		Name:	Philip A. Pendergraft
		Title:	Chief Executive Officer

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